DRAFT DATED: November 29, 1995


                        CITIZENS UTILITIES COMPANY

                         CITIZENS UTILITIES TRUST

                   $175,000,000 ___% Citizens Utilities
                     Convertible Preferred Securities

                          UNDERWRITING AGREEMENT


                             New York, New York
                             _____________, 199_


To the Representatives named in Schedule
I of each of the several Underwriters named in Schedule II hereto


Dear Sirs:

  Citizens Utilities Trust (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (subsection) 3801 et seq.), and Citizens Utilities Company, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), propose, subject to the terms and conditions stated herein, to issue and sell, severally and not jointly, to the Underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives") (i) that aggregate principal amount of ___% Citizens Utilities Convertible Preferred Securities (the "Convertible Preferred Securities") of the Trust specified in Schedule I hereto and (ii) an option described in Section 2 hereof to purchase all or any part of the aggregate amount of additional Convertible Preferred Securities to cover overallotments as is specified in Schedule I hereto. The Convertible Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Convertible Preferred Securities Guarantee") pursuant to the Convertible Preferred Securities Guarantee Agreement (the "Convertible Preferred Securities Guarantee Agreement"), dated as of _______, 199_, between the Company and Chemical Bank, as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings by the Company ("back-up undertakings") pursuant to the Indenture, the Declaration and the Limited Partnership Agreement (each as defined herein) to pay certain expenses relating to the transactions described herein. The Convertible Preferred Securities to be purchased initially by the Underwriters (the "Initial Securities"), together with all or any part of the Convertible Preferred Securities subject to the option described in Section 2 hereof (the "Option Securities"), are collectively hereinafter called the "Convertible Preferred Securities" and the Convertible Preferred Securities and the related Convertible Preferred Securities Guarantee are referred to herein as the "Securities".
  The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 33-63615-01, 33-63615-02 and 33-63615-03) and a related preliminary prospectus for the registration under the Securities Act of 1933 (the "Act") of up to a combination of $201,250,000 of (i) the Convertible Preferred Securities, (ii) the Convertible Preferred Securities Guarantee, (iii) limited partnership interests ("Partnership Preferred Securities") of Citizens Utilities Capital L.P. ("Citizens Capital"), (iv) the Partnership Guarantee (as defined herein), (v) the back-up undertakings, (vi) Common Stock Series A of the Company, par value $.25 per share, and Common Stock Series B of the Company, par value $.25 per share, into which the Convertible Preferred Securities are convertible, (vii) the Convertible Debentures (as defined herein) to be issued and sold to Citizens Capital by the Company and (viii) up to $40,000,000 of Common Stock Series A and B, to be distributed as distributions on the Convertible Preferred Securities, and have filed such amendments and supplements thereto, if any, and such amended and supplemented preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments and supplements thereto and such amended and supplemented prospectuses as may hereafter be required.

  The registration statement and prospectus, as amended or supplemented prior to the date of this Agreement, are hereinafter called the "Registration Statement" and the "Prospectus", respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act deemed to be incorporated by reference therein after the date of this Agreement.

  The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable, and the Declaration, the Indenture, the Convertible Preferred Securities Guarantee Agreement and the Partnership Guarantee Agreement (as defined herein) have been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

            The entire net proceeds from the sale of the Securities will be combined with the entire net proceeds from the sale by the Trust to the Company of its convertible common securities (the "Convertible Common Securities"), as guaranteed by the Company with respect to distributions and payments upon liquidation and redemption (the "Convertible Common Securities Guarantee" and, together with the Convertible Preferred Securities Guarantee, the "Trust Guarantees") pursuant to the Convertible Common Securities Guarantee Agreement (the "Convertible Common Securities Guarantee Agreement" and, together with the Convertible Preferred Securities Guarantee Agreement, the "Trust Guarantee Agreements"), dated as of _______, 199_, between the Company and the Guarantee Trustee, as trustee, and will be used by the Trust to purchase up to $207,475,000 Partnership Preferred Securities from Citizens Capital, as guaranteed by the Company with respect to distributions and payments upon liquidation and redemption (the "Partnership Guarantee" and together with the Trust Guarantees, the "Guarantees") pursuant to the Partnership Preferred Securities Guarantee Agreement (the "Partnership Guarantee Agreement" and, together with the Trust Guarantee Agreements, the "Guarantee Agreements"), dated as of _______, 199_, between the Company and the Guarantee Trustee, as trustee. The entire net proceeds from the sale of Partnership Preferred Securities will be combined with the entire net proceeds from the sale by Citizens Capital to the Company of its general partnership interest, and will be used by Citizens Capital to purchase up to $213,895,000 of ____% Convertible Subordinated Debentures (the "Convertible Debentures") issued by the Company and Eligible Investments (as defined in the Limited Partnership Agreement).

  The Convertible Preferred Securities and the Convertible Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of __________, 199_ (the "Declaration"), among the Company, as Sponsor, Robert J. DeSantis and Edward O. Kipperman, as trustees (the "Regular Trustees"), Chemical Bank, a New York banking corporation, as property trustee (the "Property Trustee") and Chemical Bank Delaware, a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee" and, together with the Property Trustee and the Regular Trustees, the "Trustees"), and to the holders from time to time of undivided beneficial interests in the assets of the Trust. The Convertible Debentures will be issued pursuant to an indenture, dated as of __________, 199_ (the "Base Indenture"), between the Company and Chemical Bank, as trustee (the "Debenture Trustee"), and a supplement to the Base Indenture, dated as of __________, 199_ (the "First Supplemental Indenture," and, together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debenture Trustee.

      1. Representations and Warranties by the Offerors. The Offerors, jointly and severally, represent and warrant to each Underwriter that:

            A. (i) The Registration Statement, at the time it becomes effective, any post-effective amendment thereto, at the time it becomes effective, the Prospectus, at the date of this Agreement and at the Closing Date (as hereinafter defined), any amendments thereof and supplements thereto will comply in all material respects with the Act and the Exchange Act and the respective rules thereunder and (ii) the Registration Statement will not contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus and any amendment thereof or supplement thereto does not contain and will not contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Property Trustee, the Debenture Trustee and the Guarantee Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Prospectus.

            B. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            C. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Trust, the Company and the Company's subsidiaries, considered as a whole, and there have not been any transactions entered into by the Trust, the Company or any of the Company's subsidiaries which is material to the Trust, the Company and the Company's subsidiaries, considered as a whole, other than transactions in the ordinary course of business and transactions contemplated by the Registration Statement or Prospectus.

            D. Neither the issuance or sale of the Convertible Preferred Securities, the Convertible Common Securities, the Convertible Debentures, the Guarantees nor the Partnership Preferred Securities, nor the performance of the terms and provisions thereof and of this Agreement, the Declaration, the Indenture, the Limited Partnership Agreement and the Guarantee Agreements will conflict with, result in a breach of or constitute a default under the terms of the Certificate of Incorporation or By-Laws of the Company, the Declaration or Certificate of Trust of the Trust, the Limited Partnership Agreement or any indenture, mortgage, deed of trust or other agreement or instrument to which the Offerors are a party or by which they are bound or any order or regulation applicable to the Offerors of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Offerors.

            E. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Convertible Preferred Securities, the Convertible Common Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

            F. The Declaration has been duly authorized by the Company and the Trust and, on the Closing Date, will have been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, on the Closing Date, be a valid and legally binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally, and by the application of general principles of equity, which may limit the availability of remedies provided for by such document, and the requirement of good faith and fair dealing (the "Exceptions"), and will conform to the description thereof in the Prospectus; and, on the Closing Date, the Declaration will have been duly qualified under the Trust Indenture Act.

            G. The Convertible Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform to the description thereof in the Prospectus; the issuance of the Convertible Preferred Securities is not subject to preemptive or other similar rights; and holders of Convertible Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of corporations for profit.

            H. The Convertible Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description thereof in the Prospectus; the issuance of the Convertible Common Securities is not subject to preemptive or other similar rights; and on the Closing Date, all of the issued and outstanding Convertible Common Securities of the Trust will be directly owned by the Company.

            I. Citizens Capital has been duly created and is validly existing in good standing as a limited partnership under the laws of the State of Delaware with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under Limited Partnership Agreement and is not required to be authorized to do business in any other jurisdiction; and Citizens Capital is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

            J. The Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement") has been duly authorized by the Company and CU CapitalCorp. ("CUCC"), its wholly owned subsidiary, and, on the Closing Date, will have been duly executed and delivered by the Company and CUCC, and will be a valid and legally binding obligation of the Company and CUCC, enforceable against the Company and CUCC in accordance with its terms, except to the extent that enforcement thereof may be limited by Exceptions, and will conform to the description thereof in the Prospectus.

            K. The Partnership Preferred Securities have been duly authorized and, when issued and delivered pursuant to the Limited Partnership Agreement against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable limited partnership interests in Citizens Capital, will be entitled to the benefits of the Limited Partnership Agreement and will conform to the description thereof in the Prospectus; the issuance of the Partnership Preferred Securities is not subject to preemptive or other similar rights; assuming that the holders of Partnership Preferred Securities in their capacities as such do not participate in the control of the business of Citizens Capital, the holders of the Partnership Preferred Securities, in their capacities as such, will have no liability in excess their obligations to make payments provided for in the Limited Partnership Agreement (subject to the obligation of a holder of Partnership Preferred Securities to repay any funds distributed to it).

            L. When the Base Indenture and the First Supplemental Indenture relating to the Convertible Debentures have been executed and delivered by the Company and the Debenture Trustee, the Base Indenture, including such Supplemental Indenture, will have been duly authorized and delivered and will be a valid and legally binding instrument enforceable against the Company in accordance with its terms, except as such enforcement may be limited by Exceptions, and will conform to the description thereof in the Prospectus; and on the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act.

            M. the Convertible Debentures have been duly authorized by the Company, and, when authenticated in the manner provided for in the Indenture and when issued and delivered against payment therefor as described in the Prospectus, will have been duly executed, authenticated, issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture in accordance with their and its terms, except as such enforcement may be limited by Exceptions, and will conform to the description thereof in the Prospectus.

            N. Each of the Guarantee Agreements has been duly authorized by the Company and, when executed and delivered by the Company and (in the case of the Convertible Preferred Securities Guarantee Agreement and the Partnership Guarantee Agreement, assuming due authorization, execution and delivery by the Guarantee Trustee) will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be limited by Exceptions, and each of the Guarantees and the Guarantee Agreements will conform to the descriptions thereof in the Prospectus; and, on the Closing Date, the Convertible Preferred Securities Guarantee Agreement and the Partnership Guarantee Agreement will have been duly qualified under the Trust Indenture Act.

            O. The Company's obligations under the Guarantees are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company.

            P. The Convertible Debentures are subordinated and junior in right of payment to all Senior Indebtedness of the Company.

            Q. Robert J. DeSantis and Edward O. Kipperman, as Regular Trustees of the Trust, are employees of the Company and have been duly authorized by the Company to execute and deliver the Declaration.

            R. None of the Offerors or Citizens Capital is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 (the "1940 Act").

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to you and each other Underwriter, severally and not jointly, and you and each other Underwriter agree, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule I hereto, the respective principal amount of Initial Securities set forth opposite such Underwriter's name in Schedule II hereto, plus any additional principal amount of Convertible Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.
                                   7

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the principal amount of additional Convertible Preferred Securities set forth on Schedule I hereto at the price set forth on Schedule I hereto. The option hereby granted will expire 30 days after the date of this Underwriting Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Trust setting forth the principal amount of Option Securities as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Trust. If the option is exercised as to all or any portion of the Option Securities, the Option Securities shall be sold by the Trust and shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Security underwriting obligations as set forth in Schedule II.

            3. Delivery, Payment and Offering. Delivery of and payment for the Initial Securities shall be made at the place, date and time speci-fied in Schedule I hereto (or such other place, date and time not later than ten full business days thereafter as the Representatives, the Company and the Trust shall designate), which date and time may be postponed by agreement between the Representatives, the Company and the Trust or as provided in
Section 9 hereof (such date and time being herein called the "Closing" or "Closing Date"). Delivery of the Initial Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust payable in federal (same day) funds. The Initial Securities shall be in definitive form and shall be registered in such names and in such authorized denominations as the Representatives may request not less than three full business days in advance of the Closing Date. The Trust agrees to have the Initial Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 10:00 A.M., New York City time, on the last business day prior to the Closing Date.

            In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, delivery of and payment for the Option Securities shall be made on the Date of Delivery at the offices designated on Schedule I at 10:00 A.M. New York City time (or such other time and place as the Representatives, the Company and the Trust shall designate), which date and time may be postponed by agreement between the Representatives, the Company and the Trust or as provided in Section 9 hereof and which date may also be the Closing Date. Delivery of the Option Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by or on behalf of the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust payable in federal (same day) funds. The Option Securities shall be in definitive form and shall be registered in such names and in such authorized denominations as the Representatives may request not less than three full business days in advance of the Date of Delivery. The Trust agrees to have the Option Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 10:00 a.m., New York City time, on the last business day prior to the Date of Delivery.

            It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.

            On the Closing Date, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof payable in federal (same day) funds.

            Subject to the terms and conditions of this Agreement, the Underwriters agree to make a bona fide public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

            4. Agreements. Each of the Offerors jointly and severally agrees with the several Underwriters that:

            (a) During the period for which a prospectus relating to the Securities is required to be delivered under the Act, the Offerors will promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Offerors will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Offerors will not file any amendment to the Registration Statement or supplement to the Prospectus (other than any prospectus supplement relating to the offering of Securities registered under the Registration Statement and other than any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus) unless the Offerors have furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object. The Offerors will furnish to the Representatives prior to the filing thereof a copy of any such prospectus supplement and any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

            (c) The Offerors will furnish such information, execute such instruments and take such action as may be required to qualify the Securities for sale under the laws of those states specified in a writing heretofore delivered by you and countersigned by the Offerors and such other jurisdictions as the Representatives may designate in which there is a change of law or regulation after the date hereof affecting the status of the Securities as exempt Securities under such laws and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that neither Offeror shall be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (d) The Offerors will furnish to the Representatives a signed copy of the registration statement as originally filed and of each amendment thereto, including copies of all documents incorporated by reference in the Prospectus, Statements on Form T-1 of Chemical Bank, as Debenture Trustee, Guarantee Trustee and Property Trustee, all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus, including any documents incorporated by reference therein at or after the date thereof and, so long as delivery of a prospectus by a Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

            (e) For a period of five calendar years from the date of this Agreement, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or with the New York Stock Exchange.

            (f) During the period beginning from the date of this Agreement and continuing to and including the 90th day after the date of the Prospectus, neither the Trustee nor the Company will offer, sell, or otherwise dispose of any Convertible Preferred Securities or Common Stock, or any securities convertible into or exchangeable or exercisable for any such Convertible Preferred Securities or Common Stock (except for stock dividends paid in the normal course, stock splits or stock splits carried out in the form of stock dividends, shares sold under the Company's stock dividend sale plan, shares issued under employee or director stock option or other employee or director benefit or stock purchase and sale or other ownership plans and shares issued under stockholder ownership plans, securities of the Company convertible into Common Stock issued to a subsidiary of the Company, all of the outstanding common stock of which is directly or indirectly owned by the Company, shares issued as consideration in connection with acquisitions which have been disclosed to you and securities under prior contractual commitments, if any, which have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

            (g) The Company will make generally available to its security holders and to the Representatives, as soon as practicable, but not later than sixteen months after the "effective date" of the Registration Statement (as such term is defined in Rule 158(c) under the Act), a consolidated earning statement (which need not be audited) of the Company, covering a period of twelve-months beginning after such effective date which will satisfy the provisions of Section 11(a) of the Act.

            (h) The Offerors will use their best efforts to have the Convertible Preferred Securities listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date; if the Convertible Preferred Securities are exchanged for Partnership Preferred Securities or Convertible Debentures, the Company will use its best efforts to have the Partnership Preferred Securities or Convertible Debentures, as the case may be, listed on the exchange on which the Convertible Preferred Securities were then listed.

            (i) The Offerors will apply the net proceeds from the sale of the Convertible Preferred Securities substantially in accordance with the description set forth in the Prospectus under "Use of Proceeds".

      5. Expenses. The Company will pay or cause to be paid the following:

            (i) the fees, disbursements and expenses of the Trust's, the Company's and Citizens Capital's counsel (except as provided in subparagraph (x) below) and accountants in connection with the registration of the Convertible Preferred Securities, the Partnership Preferred Securities, the Convertible Debentures, the shares of Common Stock Series A and B, the Convertible Preferred Securities Guarantee and the Partnership Guarantee under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof and of any preliminary Prospectus to the Underwriters and dealers, and all fees, if any, payable to the National Association of Securities Dealers, Inc.or the New York Stock Exchange;

            (ii) the cost of printing this Agreement, the Indenture and the Blue Sky Survey;

            (iii) all expenses including fees and disbursements of counsel (up to a maximum of $5,500) in connection with the qualification of the Convertible Preferred Securities, the Partnership Preferred Securities, the Convertible Debentures, the shares of Common Stock Series A and B, the Convertible Preferred Securities Guarantee and the Partnership Guarantee under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and the preparation of a Blue Sky Survey;

            (iv) any fees charged by the rating services for rating the Convertible Preferred Securities and the Convertible Debentures;

            (v) the cost of preparing certificates for the Convertible Preferred Securities, the Partnership Preferred Securities, the Convertible Debentures and the shares of Common Stock Series A and B;

            (vi) the fees and expenses of the Debenture Trustee and any agent of the Debenture Trustee and the fees and disbursements of counsel for the Debenture Trustee in connection with the Indenture and the Convertible Debentures;

            (vii) the fees and expenses of the Property Trustee, the Delaware Trustee and the Guarantee Trustee and any agent of the Property Trustee, the Delaware Trustee and the Guarantee Trustee and the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee in connection with the Declaration and the Certificate of Trust, and the fees and disbursements of counsel for the Guarantee Trustee in connection with the Convertible Preferred Securities Guarantee and the Partnership Guarantee;

            (viii)  the cost and charges of any transfer agent or registrar;

            (ix) the cost of qualifying the Convertible Preferred Securities with the Depositary Trust Company; and

            (x) all other costs and expenses incident to the performance of the Company's and the Trust's obligations hereunder which are not otherwise specifically provided for in this Section 5. Except as provided in Section 5 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. The Offerors shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

            6. (a) Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Initial Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Trust contained herein (except insofar as such representations and warranties have already been qualified therein as to materiality) as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers and Trust Trustees made in any certificates given pursuant to the provisions hereof, to the performance by the Company and the Trust of its respective obligations hereunder and to the following additional conditions:

            (i) The Registration Statement shall have become effective no later than 5:30 p.m. on the date hereof, or with the consent of the Representatives, at a later time and date; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

            (ii) There shall be in full force and effect, on the date of this Agreement and on the Closing Date, an order or orders, if necessary, of the Federal Energy Regulatory Commission ("FERC") authorizing the issue and sale of the Convertible Debentures, the shares of Common Stock issuable upon conversion, shares of Common Stock issuable in payment of interest for an estimated two years, the Convertible Preferred Securities Guarantee and the Partnership Guarantee, and no additional order of FERC shall be necessary for such issuance and sale;

            (iii) At the Closing Date, the Company, the Trust and Citizens Capital shall have received all authorizations from any state regulatory commission (other than pursuant to any state "Blue Sky" laws), necessary for the issuance and sale of the Initial Securities and related transactions on the terms set forth or contemplated in this Agreement, and the issuance of the Partnership Preferred Securities, the Convertible Debentures, the shares of Common Stock issuable upon conversion, shares of Common Stock issuable in payment of interest for an estimated two years; the Convertible Preferred Securities Guarantee and the Partnership Guarantee and containing no provision unacceptable to the Representatives, which such authorizations shall be in full force and effect and no order or additional order of any such commission shall be necessary for such issuance and sale which has not been obtained;

            (iv) The Convertible Preferred Securities shall have been approved for listing on the New York Stock Exchange;

            (v) At the Closing Date, the Representatives shall have been furnished with the following opinions, addressed to the Representatives (with conformed copies thereof for each of the other Underwriters), in form and substance satisfactory to the Representatives, dated the Closing Date or a date not more than three days prior thereto:

                  (A) Opinion of Boulanger, Hicks & Churchill, P.C., New York, New York, counsel to the Offerors and Citizens Capital, in substantially the form agreed to;

                  (B) Opinion of Skadden, Arps, Slate, Meagher & Flom, New York, New York, special tax counsel to the Offerors and Citizens Capital, in substantially the form agreed to;

                  (C) Opinion of Skadden, Arps, Slate, Meagher & Flom, New York, New York, special Delaware counsel to the Offerors and Citizens Capital, in substantially the form agreed to;

                  (D) Opinions of Brown & Bain, P.A., Phoenix, Arizona; LeBouef, Lamb, Greene & MacRae, Denver, Colorado; Cades Schutte Fleming & Wright, Honolulu, Hawaii; Marshall Ordemann, counsel to the Louisiana Gas Division of the Company, Harvey, Louisiana; Miller, Eggleston and Rosenberg, Ltd., Burlington, Vermont; Stokes & Bartholomew, Nashville, Tennessee; and Jackson & Kelly, Charleston, West Virginia (or other local counsel to the Company), counsel to the Offerors and Citizens Capital, in substantially the form agreed to;

                  (E) Opinion of Pryor, Cashman, New York, New York, counsel to Chemical Bank, as Property Trustee and Guarantee Trustee, and counsel to Chemical Bank Delaware, as Delaware Trustee, in substantially the form agreed to; and

                  (F) Opinion of Simpson Thacher & Bartlett, New York, New York, counsel to the Underwriters with respect to the validity of the Securities, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably require, and the Offerors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

            (vi) On each of the date hereof and the Closing Date, the Representatives shall have been furnished a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from KPMG Peat Marwick, the Company's independent public accountants, containing statements and information heretofore agreed upon with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus;

            (vii) At the Closing Date, the Representatives shall have received a certificate, dated the Closing Date, signed by an officer of the Company, to the effect that, (A) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company and its subsidiaries, considered as a whole; provided that a downgrading of the rating of the Company's publicly-held securities by itself shall not be deemed to be a "material adverse change", and (B) since such dates, there has not been any transaction entered into by the Company or any of its subsidiaries other than transactions referred to in, or contemplated by, the Registration Statement and Prospectus and transactions which are not material to the Company and its subsidiaries considered as a whole; and

            (viii) At the Closing Date, the Representatives shall have received a certificate, dated the Closing Date signed by an officer of the Company, to the effect that, since the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries shall have sustained a loss by fire, flood, accident or other calamity which is substantial with respect to the property of the Company and its subsidiaries, considered as a whole. At the Closing Date the Representatives shall have been furnished with certificates signed by an officer of the Company and by a Regular Trustee of the Trust satisfactory to the Representatives as to the accuracy of their representations and warranties herein at and as of the Closing and as to the performance by the Company and the Trust of all of their obligations hereunder to be performed at or prior to the Closing, and the Company also shall have furnished to the Representatives a certificate satisfactory to the Representatives as to the matters set forth in subsections (i) and (ii) of this Section 6(a).

            (b) Option Securities Closing: In the event the Underwriters exercise their option granted in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Company and the Trust hereunder shall be true and correct as of each Date of Delivery, and the Representatives shall have received:

            (i) A certificate of an officer of the Company, dated such Date of Delivery, confirming that the certificate delivered on the Closing Date pursuant to Section 6(a)(vii) and (viii) hereof remains true as of such Date of Delivery.

            (ii) A certificate of a Regular Trustee of the Trust, dated such Date of Delivery, confirming that the certificate delivered on the Closing Date pursuant to Section 6(a)(viii) hereof remains true as of such Date of Delivery.

            (iii) The opinion of Boulanger, Hicks & Churchill, P.C., counsel for the Offerors and Citizens Capital, dated such Date of Delivery relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(a)(v)(A) hereof.

            (iv) The opinion of Skadden, Arps, Slate, Meagher & Flom, New York, New York, special tax counsel to the Offerors and Citizens Capital, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(a)(v)(B) hereof.

            (v) The opinion of Skadden, Arps, Slate, Meagher & Flom, New York, New York, special Delaware counsel to the Offerors and Citizens Capital, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(a)(v)(C) hereof.

            (vi) The opinion of Pryor, Cashman, New York, New York, counsel to Chemical Bank, as Property Trustee and Guarantee Trustee, and counsel to Chemical Bank Delaware, as Delaware Trustee, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(a)(v)(E) hereof.

            (vii) The opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
      Section 6(a)(v)(F) hereof.

            (viii) A letter from KPMG Peat Marwick, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 6(a)(vi) hereof, except that the "specified date" in the letter furnished pursuant to this Section 6(b) shall be a date not more than six days prior to such Date of Delivery.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Offerors in writing, or by telephone or telegraph confirmed in writing.

            7. Conditions of Company's Obligations. The obligations of the Trust to sell and deliver the Convertible Preferred Securities are subject to the following conditions:

            (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The conditions referred to in subsections (ii) and (iii) of Section 6(a) shall have been met and no order or authorization referred to therein shall contain any provision unacceptable to the Company or the Trust.

            If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company and the Trust hereunder, except as stated in Section 11, may be canceled on or at any time prior to the Closing Date by the Company and the Trust. Notice of such cancellation shall be given to the Representatives in writing or by telephone or telegraph confirmed in writing.

            8.    Indemnification.

            (a) The Offerors agree jointly and severally to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Initial Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not mis-leading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Trust as herein stated by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof; and provided further that such indemnity with respect to a preliminary prospectus included in the registration statement or any amendment or supplement thereto shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person was not sent or given by or on behalf of such Underwriter a copy of the Prospectus as amended or supplemented (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

            (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 8(a) hereunder.

            (c) Each Underwriter severally agrees to indemnify and hold harmless each of the Offerors, each of their trustees and directors, each of the Company's officers who has signed the Registration Statement and each person, if any, who controls the Offerors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Offerors to the Underwriters but only in relation to written information furnished to the Company or the Trust by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the Prospectus, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

            (d)   Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party, or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subsection (a), representing the indemnified parties under subsection (a), (b), or (c) as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
      (iii) is applicable, such liability shall be only in respect of the counsel referred to in such claims (i) or (iii). It is understood that all such fees and expenses shall be reimbursed as they are incurred.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraphs (a), (b) and (c) is due in accordance with its terms but is for any reason unavailable from the Company, the Trust or the Underwriters or insufficient to hold the Underwriters, the Company, the Trust or any party covered by the foregoing indemnification harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the Offerors and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (or actions in respect thereof) to which the Offerors and one or more of the Underwriters may be subject, as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Offerors bear to the total underwriting discounts and commissions received by the Underwriters with respect to the offering of the Securities, in each case as set forth in the table on the cover page of the Prospectus. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was guilty of such fraudulent misrepresentation. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by a party entitled to contribution as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
      (e) shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. The Underwriters' obligations under this subsection (e) are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages of the kind described in Section 8(a) which such Underwriter has otherwise paid in respect of such losses, liabilities, claims and damages. For purposes of this subsection (e), each person, if any, who controls a Underwriter within the meaning of either the Act or the Exchange Act, and each officer, director and employee of a Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls an Offeror within the meaning of either the Act or the Exchange Act, each officer, director and employee of the Company and each trustee of the Trust shall have the same rights to contribution as the Company, subject to the fourth sentence of this subsection (e).

            9. Default by a Underwriter. If any one or more of the Underwriters shall fail to purchase and pay for all of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of, the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability on the part of any nondefaulting

Underwriter, the Trust or the Company. In the event of a default by any Underwriter, as set forth in this Section, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Offerors or any nondefaulting Underwriter for damages occasioned by its default hereunder.

            In the event of a default by a Underwriter as set forth in this Section, either the Representatives or the Offerors shall have the right to postpone the Closing Date or the Date of Delivery for a period of not exceeding 7 days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

            10. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of an Offeror or its officers or trustees and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or an Offeror or any of their respective officers, directors, trustees or employees or any controlling person within the meaning of the Act, and will survive delivery of and payment for the Securities.

            11. Termination. This Agreement shall be subject to termination by the Underwriters by notice given by the Representatives to the Offerors prior to the Closing Date or Date of Delivery that the Representatives elect to terminate this Agreement on the grounds that trading in any of the Company's securities on the New York Stock Exchange shall have been suspended or limited or minimum price shall have been established on such Exchange, a banking moratorium shall have been declared either by Federal or New York State authorities, or there shall have occurred any new outbreak or material escalation of major hostilities or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, impracticable to sell the Securities or enforce contracts for the sale of the Securities.

            If this Agreement shall be terminated pursuant to Section 9 hereof, the Offerors shall not then be under any liability to any Underwriter except as provided in Sections 5, 8 and 10 hereof; but if for any other reason the Securities are not delivered by or on behalf of the Trust as provided herein, the Company will reimburse the Underwriters, through you, for all out-of-pocket expenses approved in writing by you (up to a maximum of $__________), including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparation for the purchase, sale and delivery of the Securities, but the Offerors shall then be under no further liability to any Underwriter except as provided in Sections 5, 8 and 10 hereof.

            12. Representation of the Underwriters. The Representatives represent and warrant to the Offerors that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

            13. Notices. All communications hereunder shall be in writing and, if sent to the Representatives, shall be mailed, delivered or telegraphed and confirmed to them at their address set forth for that purpose in Schedule I hereto or, if sent to the Company and the Trust, will be mailed, delivered or telegraphed and confirmed to them at High Ridge Park, P.O. Box 3801, Stamford, Connecticut 06905, attention of Robert J. DeSantis, Vice President and Treasurer.

            14.   Parties in Interest.  This Agreement shall be binding upon,
and inure solely to the benefit of, the   Underwriters, the Company and the
Trust and, to the extent provided in Section 8 and Section 10 hereof, the officers, directors and trustees and controlling persons referred to in
Section 8 hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right or by virtue of this Agreement. No purchase of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

            15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

            16. Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

            17. Interpretation When No Representatives. In the event no Underwriters are named in Schedule II hereto, the term "Underwriters" shall be deemed for all purposes of this Agreement to be the Underwriter or Underwriters named as such in Schedule I hereto, the amount of the Securities to be purchased by any such Underwriter shall refer to that set opposite its name in Schedule I hereto and all references to the "Representatives" shall be deemed to refer to the Underwriter or Underwriters named in Schedule I.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust and the several Underwriters.

                              Very truly yours,

                              CITIZENS UTILITIES COMPANY


                              By__________________________________
                                Name:  Robert J. DeSantis
                                Title: Vice President and Treasurer

                              CITIZENS UTILITIES TRUST


                              By__________________________________
                                Name:  Robert J. DeSantis
                                Title: Trustee


                              By__________________________________
                                Name:  Edward O. Kipperman
                                Title: Trustee

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


[LEAD UNDERWRITER]

[Others]

By [Lead Underwriter]

By:
    Name:
    Title:

For themselves and as Representa-
tives of the several Underwriters
named in Schedule II to the foregoing
Agreement.

             CITIZENS UTILITIES COMPANY

                         CITIZENS UTILITIES TRUST

                                SCHEDULE I

Underwriting Agreement dated _________________, 199_

Registration Statement Nos. 33-63615-01, 33-63615-02 and 33-63615-03

Representatives and Addresses:





Securities:

Designation:             ____% Citizens Utilities Convertible
                         Preferred Securities

Principal Amount:        $175,000,000

Date of Maturity:        ______, 2035

Distribution Rate:       ____% per annum, payable each January 31,
                         April 30, July 31 and October 31 of each year, commencing _________, 1996, which distributions may be deferred.

Form:                    Book Entry

Redemption Provisions:   At any time on or after __________, 199_, or
                         at any time upon a Special Event.

Conversion Provisions:   Convertible at any time into shares of
                         Common Stock Series A of the Company at a
                         Conversion Price of $_________.

Amount of Initial
Securities to be
purchased by
Underwriters:             $175,000,000

Number of Option
Securities which may be
purchased by Underwriters
pursuant to Section 2:    $26,250,000

Purchase Price:           ______% of the liquidation value thereof[,
                          plus accrued distributions from ___________,
                          1995 to the date of payment and delivery].

Initial Public Offering
Price:                    ______%.

Closing Date, Time
and Location:             ______________, 199_, at the offices of:

                        SIMPSON THACHER & BARTLETT
                        425 Lexington Avenue
                        New York, New York  10017

                               SCHEDULE II

                                                       Amount of Securities
Names of Underwriters                                     to be Purchased
---------------------                                   -------------------

                                                      Amount of Securities
Names of Underwriters                                     to be Purchased
---------------------                                  --------------------




      Total . . . . . . . . . . . . . . . . . . . . . . . . . . .